Exhibit 10.3

                   FORM OF EXECUTIVE STOCK OPTION AGREEMENT

                             ALAMOSA HOLDINGS, INC.

               AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN

1. Grant of Option. Pursuant to the Amended and Restated Alamosa Holdings, Inc. 1999 Long-Term Incentive Plan (the "Plan") for key management employees of Alamosa Holdings, Inc., a Delaware corporation (the "Company") and its affiliates, the Company grants to ______ (the "Participant") an option to purchase shares of Common Stock ("Common Stock") of the Company as follows:

         The Company grants to the Participant an option (the "Option") to purchase ______ shares of Common Stock (the "Optioned Shares") at an Option Price equal to the Grant Price of $__.__. The Date of Grant of this Stock Option is ______. The Award Period of this Stock Option shall commence on the Date of Grant and shall terminate on _________ (the "Grant Expiration Date"). This Option is an Incentive Stock Option (subject to Section 7).

This Option is sometimes referred to in this Agreement as the "Stock Option."

2. Subject to Plan. This Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, this Stock Option shall vest at the rate of three percent (3%) of the Optioned Shares per month following the date of grant (i.e. each monthly anniversary), provided that the Participant has at all times been an Employee, consultant or Outside Director of the Company or a Subsidiary from the Date of Grant to the applicable monthly vesting dates. In addition, this Stock Option shall accelerate and be fully vested and exercisable upon the Participant's Termination of Service due to death or "Disability," upon the Participant's termination of employment for "Good Reason", if the Company terminates the Participant's employment without "Cause" (each is defined in the Participant's Employment Agreement with the Company, dated _________) or upon the occurrence of a Change of Control. Approved leaves of absence in accordance with the Company's established policies and procedures of ninety (90) consecutive days or less will not affect the vesting provisions described in this Section 3. If an approved leave of absence exceeds ninety (90) consecutive days, then the monthly vesting dates that occur on or after the ninety-first date of such leave of absence shall be extended by a number of days equal to the number of days of such leave of absence that exceed ninety. The foregoing provisions regarding leaves of absence shall be construed and administered to comply with the Family and Medical Leave of Act of 1993, and the regulations thereunder.

4. Termination; Forfeiture. The unexercised portion of the Stock Option that is vested will terminate and be forfeited at the first of the following to occur:

         (1) 5 p.m. CST on the date the Award Period terminates;

         (2) 5 p.m. CST on the date that is twenty-four (24) months following the date of the Participant's Termination of Service due to (a) death,
         (b) Disability or (c) Retirement;

         (3) 5 p.m. CST on the date that is twenty-four (24) months following the date the Participant terminates employment for Good Reason or the date the Company terminates the Participant's employment without Cause;

         (4) immediately on the date of the Participant's Termination of Service by the Company for Cause;

         (5) immediately on the date of Termination of Service by the Participant, for any reason other than (a) death, (b) Disability, (c) Good Reason, or (d) Retirement without fifteen (15) days prior written notice to the Company or with such fifteen (15) days notice but the Participant voluntarily terminates prior to the end of such fifteen
         (15) day period; provided, however, that in the case of resignation, the Participant's Stock Option shall not lapse until the Participant has received notice from the Company that a new Allowed Trading Period (as described in Company's Insider Trading Policy) has opened (following the Participant's last day of employment due to resignation) where the Participant is allowed to exercise such Stock Options and sell such stock. Any unexercised portion of the Stock Option will lapse on the day following the close of the Allowed Trading Period described above.

         (6) immediately on the date the Company causes any portion of the Option to be forfeited pursuant to Section 7 hereof.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, this Stock Option may be exercised only by the Participant, or by the Participant's guardian or legal representative. If the Participant dies or becomes Disabled, as the case may be, prior to the applicable termination dates specified in Section 4 hereof, and the Participant has not exercised this Stock Option as to the maximum percentage of this Stock Option that is then vested pursuant to Section 3 hereof as of the date of death or Disability, the following persons may exercise the exercisable portion of this Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 4 hereof: (i) if the Participant is Disabled, the guardian or legal representative of the Participant; or (ii) if the Participant dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

6. Restrictions. This Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the "Option Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon, and, if applicable, the number of Optioned Shares to be exercised under a Nonqualified Stock Option and under an Incentive Stock Option. On the Option Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the aggregate Option Price of the shares to be purchased plus any taxes required to be withheld by the Company upon exercise of this Stock Option, payable as follows: (a) by delivery of cash, certified check, bank draft, or money order payable to the order of the Company, along with a cash letter of authorization available from the Smith Barney Stock Plan Services web site at www.benefitaccess.com; (b) by delivery of Common Stock that if acquired from the Company has been held for at least six months, valued at its Fair Market Value on the Option Exercise Date;
(c) subject to applicable law, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) any other form of payment which is acceptable to the Committee.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) electronically or at its principal business office within ten (10) business days after the Option Exercise Date. Separate certificates will be delivered for shares issued pursuant to an Incentive Stock Option and shares issued pursuant to a Nonqualified Stock Option. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Participant's right to purchase such Optioned Shares may be forfeited by the Company.

8. Assignability. This Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Participant for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

10. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Articles 13 through 15 of the Plan.

11. Incentive Stock Option. This Stock Option is an Incentive Stock Option. To the extent the number of Optioned Shares exceeds the limit set forth in Section
6.2 of the Plan, such Optioned Shares shall be deemed granted pursuant to a Nonqualified Stock Option. In such event, then unless otherwise indicated by the Participant in the notice of exercise pursuant to Section 7, upon any exercise of this Stock Option, the number of exercised Optioned Shares that shall be deemed to be exercised pursuant to an Incentive Stock Option shall equal the total number of Optioned Shares so exercised multiplied by a fraction, (a) the numerator of which is the number of unexercised Optioned Shares that could then be exercised pursuant to an Incentive Stock Option and
(b) the denominator of which is the then total number of unexercised Optioned Shares that could then be exercised.

12. Disqualifying Disposition. In the event that Common Stock acquired upon exercise of this Stock Option is disposed of by the Participant in a "Disqualifying Disposition," such Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, "Disqualifying Disposition" shall mean a disposition of Common Stock that is acquired upon the exercise of an Incentive Stock Option prior to the expiration of either two years from the Date of Grant of such Incentive Stock Option or one year from the transfer of shares to the Participant pursuant to the exercise of such Incentive Stock Option.

13. Limited Stock Appreciation Right Conversion. Notwithstanding anything herein or in the Plan to the contrary, immediately prior to the occurrence of a "change in ownership or control" (as defined in Prop Reg 1.280G-1), this Option to the extent not then vested, shall be cancelled and in respect of such cancellation the Participant shall receive a cash payment (less applicable withholdings) equal to the product of (1) the excess, if any, of the then Fair Market Value per share of the Company's Common Stock over the Grant Price and
(2) the number of shares of Common Stock subject to this Option that are not then vested. Any cash payment due to the Participant pursuant to this Section 13 shall be made within three business days of the cancellation.

14. Participant's Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

15. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

16. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

17. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

18. No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant at any time (subject to any contract rights of the Participant).

19. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

20. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21. Entire Agreement. This Agreement together with the Plan and Section 6 of the Participant's Employment Agreement dated ___________, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

22. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

23. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

24. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

25. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

26. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:


Notice to the Company shall be addressed and delivered as follows:

Alamosa Holdings, Inc.
5225 South Loop 289
Suite 120
Lubbock, Texas 79424

ATTENTION: Compensation Committee Chairman

Notice to the Participant shall be addressed and delivered to the Participant's address listed for the Participant in the Company's payroll system. The Participant agrees to contact the Company's stock plan administrator to ensure his or her correct address is listed on the Company payroll system and to notify the Company of any address changes.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.
ALAMOSA HOLDINGS, INC.

_____________________________________

By: _____________



Participant



__________________________________

Name: __________